Exhibit 5.1

ELLENOFF GROSSMAN & SCHOLE LLP

ATTORNEYS AT LAW

150 EAST 42ND STREET, 11th FLOOR

NEW YORK, NEW YORK 10017

TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889

www.egsllp.com

April 15, 2010

Vringo, Inc.

18 East 16th Street, 7th Floor

New York, New York 10003

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-1 (File No. 333- 164575), as amended (the “Registration Statement”) filed by Vringo, Inc. (the “Company”), a Delaware corporation, under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale of (i) 2,400,000 units, with each unit consisting of one share of the Company’s common stock, par value $.01 per share (the “Common Stock”), and two warrants, each to purchase one share of Common Stock (the “Warrants,” and the shares of Common Stock underlying the Warrants, the “Warrant Shares”), (ii) up to 360,000 units, with each unit consisting of one share of Common Stock and two Warrants, which the Underwriters (as defined herein) will have a right to purchase from the Company to cover over-allotments, if any (the “Over-Allotment Units”) (iii) 120,000 units, with each unit consisting of one share of Common Stock and two Warrants, issuable to the underwriters for whom Maxim Group LLC (the “Representative”) is acting as representative (collectively, the “Underwriters”) at their option (the “Purchase Option Units,” and collectively with the 2,400,000 units to be sold pursuant to the terms of the Registration Statement and the Over-Allotment Units, the “Units”) for their own account or that of their designees; (iv) all Common Stock and all Warrants issued as part of the Units, the Purchase Option Units and the Over-Allotment Units and (v) all Common Stock issuable upon exercise of the Warrants included in the Units. The Registration Statement also relates to the public offering by certain selling securityholders of the Company of a total of 3,180,800 shares of Common Stock for their respective accounts issuable upon conversion of the Bridge Notes and exercise of the Conversion Warrants and Special Bridge Warrants (the “Selling Securityholder Shares”). All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Registration Statement.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that:

1. Units. When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, such Units will be validly issued, fully paid and non-assessable.

2. Common Stock. When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, the shares of Common Stock included as part of the Units will be validly issued, fully paid and non-assessable.

3. Warrants and Warrant Shares. When the Registration Statement becomes effective under the Act, when the warrant agreement under which the Warrants are to be issued (the “Warrant Agreement”) is duly executed and delivered, and when such Warrants are duly executed and authenticated in accordance with the Warrant Agreement and issued, delivered, sold and paid for as part of the Units, as contemplated by the Registration Statement, such Warrants will be legally binding obligations of the Company in accordance with its terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (collectively, the “Exceptions”) and such Warrants will be duly issued, fully paid and non-assessable, and the Warrant Shares underlying such Warrants, when duly issued, delivered, sold and paid for upon exercise of such Warrants, as contemplated by the Warrant Agreement, such Warrants and the Registration Statement, will be validly issued, fully paid and non-assessable.

4. Selling Securityholder Shares. The Selling Securityholder Shares, when issued and delivered upon conversion of the Bridge Notes upon the effectiveness of the Registration Statement or upon exercise of the Special Bridge Warrants, as applicable, will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder. This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP

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